Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter and Year Ended December 31, 2019 and Announces First Quarter 2020 Dividend to Holders of Class A Common Stock

NEW YORK--(BUSINESS WIRE)--February 27, 2020--Ladder Capital Corp (NYSE: LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended December 31, 2019. GAAP income before taxes for the three months ended December 31, 2019 was $47.6 million, and diluted earnings per share was $0.37. Core earnings was $48.6 million, or $0.40 of core EPS. After tax GAAP return on average equity was 11.1% and after-tax core return on average equity was 11.5%. GAAP income before taxes for the twelve months ended December 31, 2019 was $139.6 million, and diluted earnings per share was $1.15. Core earnings was $190.6 million, or $1.60 of core EPS. After tax GAAP return on average equity was 8.4% and after-tax core return on average equity was 11.6%.

“Ladder turned in a strong performance in 2019, and we're especially proud of our after-tax core ROAE of 11.6% for the year,” said Brian Harris, Ladder’s Chief Executive Officer. “Our multi-cylinder business model continues to deliver for shareholders, allowing us to be selective and invest for the best risk-adjusted returns.”

Dividend

The Company announced today that its Board of Directors declared a cash dividend of $0.34 per share of Class A common stock for the quarter ending March 31, 2020. The dividend is payable on April 1, 2020 to stockholders of record as of the close of business on March 10, 2020.

Supplemental

The Company issued a supplemental presentation detailing its fourth quarter 2019 operating results, which can be viewed at http://ir.laddercapital.com/.

Conference Call and Webcast

We will host a conference call on Thursday, February 27, 2020 at 5:00 p.m. Eastern Time to discuss fourth quarter 2019 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, February 27, 2020 through midnight Thursday, March 12, 2020. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13697781. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

About Ladder

Ladder Capital Corp is an internally-managed commercial real estate investment trust with over $6 billion of assets. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) investing in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) owning and operating commercial real estate, including net leased commercial properties.

Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Members of Ladder’s management and board of directors are highly aligned with the Company’s investors, owning 11.3% of the Company’s equity (approximately $245 million as of December 31, 2019). Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City with regional offices in California and Florida.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp Consolidated Balance Sheets (Dollars in Thousands)

	December 31, 2019(1)		December 31, 2018(1)

Assets
Cash and cash equivalents	$	58,171	$	67,878
Restricted cash		297,575		30,572
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries		3,257,036		3,318,390
Allowance for loan losses		(20,500)		(17,900)
Mortgage loan receivables held for sale		122,325		182,439
Real estate securities		1,721,305		1,410,126
Real estate and related lease intangibles, net		1,048,081		998,022
Investments in and advances to unconsolidated joint ventures		48,433		40,354
FHLB stock		61,619		57,915
Derivative instruments		693	—
Due from brokers		244	—
Accrued interest receivable		21,066		27,214
Other assets		53,104		157,862
Total assets	$	6,669,152	$	6,272,872
Liabilities and Equity
Liabilities
Debt obligations, net	$	4,859,873	$	4,452,574
Due to brokers		223		1,301
Derivative instruments	—			975
Amount payable pursuant to tax receivable agreement		1,559		1,570
Dividends payable		38,696		37,316
Accrued expenses		72,397		82,425
Other liabilities		57,427		53,076
Total liabilities		5,030,175		4,629,237
Commitments and contingencies	—		—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 110,693,832 and 106,642,335 shares issued and 107,509,563 and 103,941,173 shares outstanding		108		105
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 12,158,933 and 13,117,419 shares issued and outstanding		12		13
Additional paid-in capital		1,532,384		1,471,157
Treasury stock, 3,184,269 and 2,701,162 shares, at cost		(42,699)		(32,815)
Retained earnings (dividends in excess of earnings)		(35,746)		11,342
Accumulated other comprehensive income (loss)		4,218		(4,649)
Total shareholders’ equity		1,458,277		1,445,153
Noncontrolling interest in operating partnership		172,054		188,427
Noncontrolling interest in consolidated joint ventures		8,646		10,055
Total equity		1,638,977		1,643,635

Total liabilities and equity	$	6,669,152	$	6,272,872
(1)	Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp Consolidated Statements of Income (Dollars in Thousands, Except Per Share and Dividend Data)

	Year Ended December 31,
	2019	2018	2017

Net interest income
Interest income	$330,235	$344,816	$263,667
Interest expense	204,353	194,291	146,118
Net interest income	125,882	150,525	117,549
Provision for loan losses	2,600	13,900	—
Net interest income after provision for loan losses	123,282	136,625	117,549

Other income (loss)
Operating lease income	106,366	106,177	96,671
Sale of loans, net	54,758	16,511	54,046
Realized gain (loss) on securities	14,911	(5,808)	17,209
Unrealized gain (loss) on equity securities	1,737	(1,605)	—
Unrealized gain (loss) on Agency interest-only securities	84	555	1,405
Realized gain (loss) on sale of real estate, net	1,392	95,881	11,423
Impairment of real estate	(1,350)	—	—
Fee and other income	24,403	26,285	18,341
Net result from derivative transactions	(30,011)	15,926	(12,641)
Earnings (loss) from investment in unconsolidated joint ventures	3,432	790	89
Gain (loss) on extinguishment/defeasance of debt	(1,070)	(4,392)	(73)
Total other income (loss)	174,652	250,320	186,470
Costs and expenses
Salaries and employee benefits	67,768	60,117	70,463
Operating expenses	22,595	21,696	21,421
Real estate operating expenses	23,323	29,799	33,216
Fee expense	6,090	5,055	4,996
Depreciation and amortization	38,511	41,959	40,332
Total costs and expenses	158,287	158,626	170,428
Income (loss) before taxes	139,647	228,319	133,591
Income tax expense (benefit)	2,646	6,643	7,712
Net income (loss)	137,001	221,676	125,879
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	694	(15,864)	(226)
Net (income) loss attributable to noncontrolling interest in operating partnership	(15,050)	(25,797)	(30,377)
Net income (loss) attributable to Class A common shareholders	$122,645	$180,015	$95,276

Earnings per share:
Basic	$1.16	$1.85	$1.16
Diluted	$1.15	$1.84	$1.13

Weighted average shares outstanding:
Basic	105,455,849	97,226,027	81,902,524
Diluted	106,399,783	97,652,065	109,704,880

Dividends per share of Class A common stock:	$1.360	$1.535	$1.215

Non-GAAP Financial Measures

We present core earnings, core EPS, and after-tax core return on average equity (“after-tax core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe core earnings, core EPS and after-tax core ROAE assist investors in comparing our performance across reporting periods on a more relevant and consistent basis by excluding certain non-cash expenses and unrecognized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. In addition, we use core earnings, core EPS and after-tax core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. Core earnings is also used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We define core earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures, (iv) economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods, (v) non-cash stock-based compensation and (vi) certain transactional items.

Core EPS is defined as after-tax core earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in core earnings and after-tax core earnings.

Set forth below is an unaudited reconciliation of net income to after-tax core earnings, and an unaudited computation of core EPS (in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net income (loss)	$45,452	$26,846	$137,001	$221,676
Income tax expense (benefit)	2,169	964	2,646	6,643
Income (loss) before taxes	47,621	27,810	139,647	228,319
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP)(1)	(4)	261	663	(15,895)
Our share of real estate depreciation, amortization and gain adjustments(2)	8,202	7,536	27,201	9,935
Adjustments for unrecognized derivative results(3)	(10,688)	16,301	2,502	(19)
Unrealized (gain) loss on fair value securities	(452)	1,506	(1,927)	1,050
Adjustment for economic gain on loan sales not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	172	(258)	(645)	(788)
Non-cash stock-based compensation	3,734	1,807	23,118	9,994
Transactional adjustments(4)	—	(2,488)	—	(2,488)
Core earnings	48,585	52,475	190,559	230,108
Core estimated corporate tax benefit (expense)(5)	(1,556)	(1,255)	(794)	(3,680)
After-tax core earnings	$47,029	$51,220	$189,765	$226,428
Adjusted weighted average diluted shares outstanding(6)	118,862	113,683	118,944	111,280
Core EPS	$0.40	$0.45	$1.60	$2.03
(1)

Includes $7 thousand and $8 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three months ended December 31, 2019 and 2018, respectively. Includes $31 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the years ended December 31, 2019 and 2018.

(2)

The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended December 31,				Year Ended December 31,
	2019		2018		2019		2018

Total GAAP depreciation and amortization	$	9,319	$	10,063	$	38,511	$	41,959
Less: Depreciation and amortization related to non-rental property fixed assets		(25)		(19)		(99)		(75)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures		(444)		(1,640)		(2,836)		(4,087)
Our share of real estate depreciation and amortization		8,850		8,404		35,576		37,797

Realized gain from accumulated depreciation and amortization on real estate sold (see below)		(158)		(416)		(6,997)		(27,968)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold		1		2		84		1,845
Our share of accumulated depreciation and amortization on real estate sold		(157)		(414)		(6,913)		(26,123)

Less: Operating lease income on above/below market lease intangible amortization		(491)		(454)		(1,462)		(1,739)

Our share of real estate depreciation, amortization and gain adjustments	$	8,202	$	7,536	$	27,201	$	9,935

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of core earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in core earnings ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

GAAP realized gain (loss) on sale of real estate, net	$429	$(460)	$1,392	$95,881
Adjusted gain/loss on sale of real estate for purposes of core earnings	(272)	874	5,521	(69,758)
Our share of accumulated depreciation and amortization on real estate sold	$157	$414	$6,913	$26,123
(3)

The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net results from derivative transactions	$5,946	$(13,230)	$(30,011)	$15,926
Hedging interest expense	233	1,445	2,161	7,234
Hedging realized result	4,509	(4,516)	25,348	(23,141)
Adjustments for unrecognized derivative results	$10,688	$(16,301)	$(2,502)	$19

(4)

During the fourth quarter of 2018, we recorded an additional $3.3 million income tax expense for a tax settlement for pre-acquisition liabilities on certain corporate entities acquired at the time of our IPO. We also recorded other income of $2.5 million relating to the recovery of these amounts pursuant to indemnification. While these items are presented on a gross basis, there was no impact to core earnings. Accordingly, since pre-tax income excludes the tax effect but includes the recovery of $2.5 million pursuant to the indemnification, the recovery amounts have been excluded from core earnings.

(5)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to core earnings generated by the activity within our taxable REIT subsidiary.
(6)	Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Weighted average diluted shares outstanding	118,862	100,565	106,400	97,652
Weighted average shares issuable to converted Class B shareholders	—	13,118	12,544	13,628
Adjusted weighted average diluted shares outstanding	118,862	113,683	118,944	111,280

After-tax core ROAE is presented on an annualized basis and is defined as after-tax core earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax core earnings. Set forth below is an unaudited computation of after-tax core ROAE ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

After-tax core earnings	$47,029	$51,220	$189,765	$226,428
Average shareholders’ equity and NCI in operating partnership	1,630,367	1,588,698	1,633,954	1,523,192
After-tax core ROAE	11.5%	12.9%	11.6%	14.9%

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  core earnings, core EPS and after-tax core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  core EPS and after-tax core ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts

Investors
Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com